Exhibit 10.3

PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
PJT Partners Inc. 2015 OMNIBUS INCENTIVE PLAN

(Restricted Stock Unit Grant Notice)

PJT Partners Inc. (the “Company”), pursuant to the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units (“RSUs”) set forth below.  The RSUs are subject to all of the terms and conditions as set forth herein, in the RSU Award Agreement (attached hereto) and the Plan, each of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Grant Date:	February 10, 2022
Normal Vesting Schedule:

Except as otherwise provided in this Grant Notice, the RSUs shall vest (or partially vest as set forth below) upon the achievement of both the “Performance Condition” and the “Service Condition” (all as defined below).

Performance Condition. The “Performance Condition” shall be deemed satisfied to the extent the Class A common stock of the Company (the “Common Stock”) achieves the designated per share price targets set forth in the table below based on the volume weighted average share price of the Common Stock over any 20 consecutive trading-day period ending on or prior to February 26, 2027 (the “End Date”), as reflected on the New York Stock Exchange or other such primary stock exchange in which the Common Stock is listed and traded (the “20-Day VWAP”).

If, on any date while RSUs are outstanding hereunder, the Company shall pay any cash dividend on the Common Stock, the Performance Condition hurdles set forth below shall be adjusted by the amount of any such cash dividend.

The number of RSUs for which the Performance Condition has been met (the “Earned RSUs”) will be determined (i) on a quarterly basis at the end of each fiscal quarter to occur after the Grant Date, and (ii) as of, and for the period ended on, the End Date (each such fiscal quarter end date together with the End Date, a “Measurement Date”), based on the highest 20-Day VWAP to have been achieved at any time starting on the Grant Date and ending on the applicable Measurement Date, as follows:

Highest 20-Day VWAP Between Grant Date and Measurement Date (“Performance Condition”)	Percent of RSUs that become Earned RSUs
Less than $100	0%
$100	50%
$130 or more	100%

If as of any Measurement Date, the highest 20-Day VWAP is between $100 and $130, then the percentage of the total RSUs that will become Earned RSUs as of such time shall be determined by linear interpolation (based on whole one dollar increments) between 50% and 100%. For the avoidance of doubt, the Performance Condition may only be achieved in $1 increments, such as $101, $102, and $103.  If the 20-Day VWAP does not reach the next whole dollar, no awards shall achieve the Performance Condition for the interim amounts above the previous whole dollar achieved. The last Measurement Date will be the End Date.

Service Condition. The “Service Condition” with respect to the RSUs shall be deemed satisfied as follows on the dates set forth below (each a “Service Vesting Date”) (provided, in each case, that the Participant has not undergone a Termination at the time of the applicable Service Condition vesting date or event):

Service Vesting Date	Cumulative Service Requirement Satisfied
March 1, 2023	20%
March 1, 2024	40%
March 1, 2025	60%
March 1, 2026	80%
March 1, 2027	100%

provided, however, upon a Change in Control that occurs prior to the Participant undergoing a Termination, (i) the Service Condition will be deemed fully satisfied, and (ii) the Performance Condition will be satisfied to the extent the Common Stock achieves the designated per share price target based on the per share price paid in such Change in Control.

The Service Condition for the RSUs shall be applied to the Earned RSUs and the remaining RSUs that have not yet been earned as of any Service Vesting Date. For example, if as of March 1, 2025, 50% of the RSUs are Earned RSUs, then 30% of the RSUs will be fully earned and vested (i.e., 60% of the 50% of Earned RSUs), the remaining 20% of RSUs representing the rest of the Earned RSUs will continue to service vest on the remainder of the 5-year schedule, and the remaining 50% of the RSUs that are not yet Earned RSUs will be deemed 60% service vested and 40% unvested and, in each case, eligible to be earned on a future Measurement Date based on achievement of the Performance Condition.

Treatment upon Termination:

In the event of a Termination by the Partnership without Cause, including as a result of the Participant’s Death or Disability, then (i) the entire Service Condition will be accelerated and deemed satisfied as of the date of Termination, and (ii) all of the Participant’s Earned RSUs shall vest as of the date of Termination. Any RSUs that are not yet Earned RSUs as a result of not yet attaining the Performance Condition at the date of Termination shall be forfeited.

In the event of a Termination as a result of the Participant’s Retirement, then all of the Participant’s unvested RSUs will remain outstanding and (i) the RSUs will continue to vest through the original Service Vesting Dates, and (ii) the RSUs will remain eligible to satisfy the Performance Condition, in each case as though the Participant remained continuously employed with the Company through the end of the final Service Vesting Date; provided that if, following the Termination of Participant’s employment, the Participant breaches any applicable provision of the Employment Agreement to which the Participant is a party or otherwise engages in any Competitive Activity (each, as determined by the Committee in its sole and absolute discretion) at any time prior to and through the final Service Vesting Date, any such portion of the RSUs that vested after Participant’s Termination due to Retirement will be forfeited without payment and subject to claw back pursuant to the Company’s claw back provisions. As a pre-condition to a Participant’s right to continued vesting following Retirement, the Committee may require the Participant to certify in writing prior to each remaining Service Vesting Date that the Participant has not breached any applicable provisions of the Participant’s Employment Agreement or otherwise engaged in any Competitive Activity.

Forfeiture Events:

Notwithstanding the terms of this Grant Notice and the Award Agreement attached hereto, in the event of Participant’s breach of any agreement not to compete, not to solicit employees or consultants or not to solicit clients or investors, any then unvested RSUs shall be forfeited automatically without further action.

In the event of the Participant’s Termination for any reason other than as set forth above (including, without limitation, Termination by the Company for Cause or resignation by the Participant), any then unvested RSUs shall be forfeited automatically without further action.

Dividend Equivalent Rights:

Whenever any per share dividend or distribution is paid by the Company on Common Stock during the period between (x) when the RSUs become Earned RSUs and (y) the date that the RSUs are settled, then on the date that such dividend or distribution is paid, the Company shall credit to the Participant a number of additional RSUs equal to the quotient obtained by dividing (i) the product of the total number of the Participant’s Earned RSUs (including any Earned RSUs that have been previously credited to the Participant) as of the date thereof and the per share amount of such dividend or distribution by (ii) the Fair Market Value of one share of Common Stock on the date such dividend or distribution is paid by the Company, rounded down to the nearest whole share.  The additional RSUs so credited shall be or become vested to the same extent as the Earned RSUs that resulted in the crediting of such additional RSUs.

Except as set forth above, the Participant will not be entitled to dividends or dividend-equivalent payments with respect to the RSUs.

Definitions:

“Cause” shall have the meaning set forth in Participant’s Partner Agreement or employment agreement, or, if no such agreement exists, “Cause” shall have the meaning set forth in the Plan.

“Change in Control” means, with respect to the Company, a “Change in Control” as defined under the Equity Incentive Plan, to the extent that such event also constitutes a “change of control” within the meaning of Section 409A of the Code and the regulations and Internal Revenue Service guidance promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competitive Activity” means a Participant’s engagement in any activity that would constitute a violation of any non-competition covenants to which the Participant is subject under the Participant’s Employment Agreement, determined without regard to the actual duration of such non-competition covenants pursuant to the Employment Agreement.

“Disability” shall have the meaning set forth in the Plan.

“Employment Agreement” means, with respect to a Participant, the Contracting Employment Agreement (including all schedules and exhibits thereto) or, with respect to a Participant who is a partner, the Partner Agreement (including all schedules and exhibits thereto), as applicable, to which such Participant is a party.

“Restricted Stock Unit” shall have the meaning set forth in the Plan.

“Retirement” shall mean a Participant’s Separation from Service (whether voluntary or involuntary) after (i) the Participant has reached age sixty-five (65) and has at least five (5) full years of service with the Company or (ii) (A) the Participant’s age plus years of service with the Company and Blackstone totals at least sixty-five (65), (B) the Participant has reached age fifty-five (55) and (C) the Participant has had a minimum of five (5) years of service with the Company.

“Separation from Service” means a Participant’s “separation from service” with the Company within the meaning of Section 409A of the Code and the regulations thereunder.

“Termination” shall mean the Participant’s Separation of Service with the Company and its affiliates (including, for the avoidance of doubt, the Partnership and its affiliates).

*        *        *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RSU AWARD AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RSUS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RSU AWARD AGREEMENT AND THE PLAN.

PARTICIPANT

PJT Partners inc.

By: Steven D. Murray
Title: Global Head of Human Resources

PERFORMANCE RSU AWARD AGREEMENT
UNDER THE
PJT Partners Inc.
2015 OMNIBUS INCENTIVE PLAN

(Performance Restricted Stock Unit Grant)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this RSU Award Agreement (this “RSU Award Agreement”) and the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), PJT Partners Inc. (the “Company”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan or the Grant Notice, as applicable.

1. Grant of RSUs.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of RSUs provided in the Grant Notice.  The Company reserves all rights with respect to the granting of additional RSUs hereunder and makes no implied promise to grant additional RSUs.

2. Vesting.  Subject to the conditions contained herein and in the Plan, the RSUs granted under any Grant Notice shall vest and the restrictions on such RSUs shall lapse as provided in the applicable Grant Notice.

3. Settlement of RSUs. Settlement of RSUs shall be made within 30 days following the earlier of the applicable Measurement Date or other termination event as set forth herein and the Grant Notice.  The provisions of Section 9(d) of the Plan are incorporated herein by reference and made a part hereof.

4. Company; Participant.

(a) The term “Company” as used in this RSU Award Agreement with reference to employment shall include the Company and its affiliates.

(b) Whenever the word “Participant” is used in any provision of this RSU Award Agreement under circumstances where the provision should logically be construed to apply to the Permitted Transferees, the executors, the administrators, or the person or persons to whom the RSUs may be transferred as otherwise contemplated under the Plan, by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

5. Non-Transferability. The RSUs are not transferable by the Participant except to the extent permitted under the terms of the Plan.  Except as otherwise provided herein, no assignment or transfer of the RSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSUs shall terminate and become of no further effect.

6. Rights as Stockholder. The Participant or a permitted transferee of the RSUs shall have no rights as a stockholder with respect to any share of Common Stock underlying a RSU unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

7. Tax Withholding.  The provisions of Section 14(c) of the Plan are incorporated herein by reference and made a part hereof.

8. Clawback/Forfeiture.  Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this RSU Award Agreement, if the Participant otherwise has engaged in or engages in any Detrimental Activity, (i) the Committee may, in its sole discretion, cancel the RSUs, and (ii) the Participant will forfeit any gain realized on the vesting of such RSUs, and must repay the gain to the Company.  The Committee may also provide that if the Participant receives any amount in excess of what the Participant should have received under the terms of the RSUs for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all RSUs granted pursuant to this RSU Award Agreement shall be and remain subject to any clawback or similar policy, adopted by the Board or the Committee, as may be in effect from time to time.

9. Notice.  Every notice or other communication relating to this RSU Award Agreement between the Company and the Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Office of the General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10. No Right to Continued Service.  This RSU Award Agreement does not confer upon the Participant any right to continue as an employee, partner or other service provider to the Company.

11. Binding Effect.  This RSU Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Waiver and Amendments.  Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this RSU Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Governing Law. This RSU Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this RSU Award Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this RSU Award Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

14. Plan. The terms and provisions of the Plan are incorporated by reference and made a part of this RSU Award Agreement as though set forth in full herein.  In the event of a conflict or inconsistency as between such documents, the Plan shall govern and control.

15. Recapitalizations, Exchanges, Etc., Affecting RSUs.  The provisions of this RSU Award Agreement shall apply, to the full extent set forth herein with respect to RSUs, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be granted in respect of, in exchange for, or in substitution of the RSUs, by reason of any dividend, distribution, combination, recapitalization, reclassification, merger, consolidation or otherwise.

16. Section 409A. To the extent that any provision of this Agreement is ambiguous as to its exemption from Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder are exempt from Section 409A of the Code. Notwithstanding the foregoing, if this award of RSUs is interpreted as not being exempt from Section 409A of the Code, it shall be interpreted to comply with the requirements of Section 409A of the Code. In this regard, if this award is payable upon Participant’s “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code (a “Separation”) and Participant is a

“specified employee” of the Company or any affiliate thereof within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of Separation, then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after Separation, or (ii) Participant’s death, but only to the extent such delay is necessary so that this award is not subject to additional tax or interest under Section 409A of the Code.

17. Entire Agreement.  This RSU Award Agreement, including the Grant Notice, and Plan referenced herein constitute the complete, final and exclusive embodiment of the entire agreement between Participant and the Company with regard to the subject matter hereof, and supersedes any and all agreements related to the subject matter hereof.